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                                                                      EXHIBIT 21

     List of Subsidiaries at December 31, 1998:

Regions Bank (Alabama) (1)
Jacobs Bank (1)
Fayette County Bank (2)
Etowah Bank of Canton (2)
The Village Bank of Florida (3)
St. Mary Bank & Trust (4)
St. James Bank & Trust Company (4)
Regions Bank NA (5)
Greenville National Bank (5)
Regions Financial Leasing, Inc. (6)
Regions Agency, Inc. (6)
Regions Financial Building Corporation (6)
Regions Financial (DE), Inc. (11)
Regions Investment Company, Inc. (6)
Regions Mortgage, Inc. (6)
Regions Life Insurance Company (7)
Regions Agency, Inc. (Georgia) (8)
Regions Agency, Inc. (Louisiana) (10)
Knox Mortgage Company (8)
Regions Title Company, Inc. (9)
Regions Credit Corporation (6)
Regions Interstate Billing Service, Inc. (6)
Regions Asset Management Company (6)
RAMCO -- FL Holding, Inc. (6)
Regions Asset Holding Company (6)
Regions Asset Company (11)
Regions Licensing Company (11)
Regions Investment Management Holding Company (11)
Regions Investment Management Company (11)
Financial Fleet Services, Inc. (12)
Commercial Capital Funding, Inc. (12)
Palmetto Services Corporation (13)
Palmetto Investment Services, Inc. (13)
Quick Credit Corporation (13)
EFC Holdings Corporation (14)
EqiFirst, Inc. (14)
EquiFirst Mortgage Inc. (14)
Money America, Inc. (14)
KWB Holdings, Inc. (15)
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 (1) Affiliate state bank in Alabama chartered under the banking laws of
     Alabama.
 (2) Affiliate state bank in Georgia chartered under the banking laws of Georgia.
 (3) Affiliate state bank in Florida chartered under the banking laws of Florida.
 (4) Affiliate state bank in Louisiana chartered under the banking laws of Louisiana.
 (5) Nationally chartered bank incorporated under the laws of the United States.
 (6) Bank-related subsidiary organized under the Business Corporation Act of the state of Alabama.
 (7) Bank-related subsidiary incorporated under the laws of the state of Arizona and doing business principally in the state of Alabama.
 (8) Bank-related subsidiary incorporated under the laws of the state of Georgia.
 (9) Bank-related subsidiary incorporated under the laws of the state of Tennessee.
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(10) Bank-related subsidiary incorporated under the laws of the state of
     Louisiana.
(11) Bank-related subsidiary incorporated under the laws of the state of Delaware.
(12) Bank-related subsidiary incorporated under the laws of the state of Arkansas.
(13) Bank-related subsidiary incorporated under the laws of the state of South Carolina.
(14) Bank-related subsidiary incorporated under the laws of the state of North Carolina.
(15) Second-tier holding company subsidiary incorporated under the laws of the state of Tennessee.